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                                                                   Exhibit 10.37

                              Termination Agreement

     This Termination Agreement ("Agreement") is effective as of October 10, 2002 ("Effective Date"), by and between Roche Diagnostics Corporation, having its principal office at 9115 Hague Road, Indianapolis, Indiana 46250 ("Roche"), and ACLARA Biosciences, Inc., having its principal office at 1288 Pear Avenue, Mountain View, California, USA ("ACLARA"). Roche and ACLARA are collectively referred to as "Parties" and individually as "Party."

                                    Recitals

     Whereas, the Parties entered into an agreement dated 26 October 2001 ("Supply and Distributorship Agreement") under which ACLARA appointed Roche as the exclusive distributor of certain microfluidics products ("Products") and undertook to supply Roche with its requirements for such Products and to assist customers of Roche to adapt certain assays for use with such Products;

     Whereas, the Parties desire to terminate the Supply and Distributorship Agreement and to reaffirm the surviving terms under such Agreement and to provide one other with a mutual release set forth below; and

     Now, therefore, in view of the foregoing premises and in consideration of the mutual promises and covenants contained in the Agreement, Roche and ACLARA agree as follows:

Article 1.   Definitions.

     Capitalized terms used herein shall have the meaning as provided in the Supply and Distributorship Agreement, unless as otherwise set forth below.

Article 2.   Termination of the Supply and Distributorship Agreement.

     2.1 Subject to the terms and conditions of this Agreement, as of the Effective Date, the Parties hereby terminate the Supply and Distributorship Agreement and any and all rights, obligations or duties created thereunder.

     2.2 Paragraph 2.1 notwithstanding, the Parties re-affirm the survival of the following provisions of the Supply and Distributorship Agreement: Section 2 ("Confidential Information"), 5.4 ("Impact on Confidential Information"),
Section 10 ("Indemnification"), and Section 13 ("General Provisions"), which surviving provisions are the sole remaining obligations that exist between the Parties.

Article 3.   Mutual Release.

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     3.1  Each Party hereby forever releases and discharges the other Party and its servants, agents, employees, officers, directors and shareholders, and all others, of and from any and all claims and demands of every kind and nature, known and unknown, suspected and unsuspected, disclosed and undisclosed and in particular of and from all claims and demands of every kind and nature, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages actual and consequential, past, present and future, arising out of or in any way connected with the Supply and Distributorship Agreement.

     3.2 It is understood and agreed that this is a full and final release of any and all claims described as aforesaid, including those that are now unknown, unanticipated, unsuspected and undisclosed, as well as those which are now known, anticipated, suspected, or disclosed.

     3.3 Each Party acknowledges that it has been fully advised by its attorney of the contents of Section 1542 of the Civil Code of the State of California, and that section and the benefits thereof are hereby expressly waived. Section 1542 reads as follows:

             "Section 1542. (General Release--Claims Extinguished.) A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     3.4 Each Party warrants and represents that (1) it has the power and authority to execute, deliver and grant this release, (2) all actions necessary for the due authorization, execution and delivery of this release have been duly taken, (3) this release is a legal, valid and binding obligation of the Party granting this release, and (4) this release is enforceable in accordance with its terms.

     3.5 Each Party granting the release hereunder will indemnify and save harmless the other Party herein from any loss, claim, expense, demand or cause of action of any kind or character through the assertion by any person of a claim or claims connected with the subject matter of this release and from any loss incurred directly or indirectly by reason of the falsity or inaccuracy of any representation herein by the Party granting the release.

Article 4.   Entire Agreement.

     4.1 This Agreement contains the entire agreement between the Parties hereto. Terms of this termination and release are contractual and not a mere recital. This Agreement is executed by each Party granting the release without reliance upon any representation of the by the Party, or its representatives, receiving the release, and the Party granting the release has carefully read the release

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of Article 3, has been advised of its meaning and consequences by its attorney, and signs the same of its own free will. The release under this Agreement shall bind the heirs, personal representatives, successors and assigns of each Party, and inure to the benefit of each Party receiving the release hereunder, its agents, employees, servants, directors, officers, shareholders, successors, and assigns.

     In Witness Whereof, the Parties have caused this Agreement to be duly executed by their duly authorized representatives as of the date first shown herein.

             ACLARA Biosciences, Inc.           Roche Diagnostics Corporation


        By:  /s/ Joseph M. Limber           By: /s/ Andrew D. Cothrel
             -------------------------          -------------------------------
      Name:  Joseph M. Limber             Name: Andrew D. Cothrel
     Title:  President and CEO           Title: Vice President, Operations

      Date:  October 10, 2002             Date: October 28, 2002

             _________________________          _______________________________

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